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                                                                   EXHIBIT 10.19


[CIBC LOGO]

                                                   Knowledge-Based Business
                                                   Commercial Banking Centre
                                                   Commerce Place
                                                   400 Burrand Street, 7th Floor
                                                   Vancouver, BC
                                                   V6C 3A6

March 18, 1998

Pivotal Software Inc.
310 - 260 West Esplanade
North Vancouver, BC
V7M 3G7
Attention: Mr. Peter B. Inman

Dear Mr. Inman:

     We, Canadian Imperial Bank of Commerce ("CIBC"), are pleased to establish the following Credits for you, our customer.

CREDIT A:        COMMITTED INSTALLMENT LOAN (CIBC/WED INFORMATION TECHNOLOGY & TELECOMMUNICATIONS LOAN PROGRAM)
Loan Amount:     $2,000,000.

Purpose:         To assist with market development costs.

Interest Rate:   Prime Rate plus 4% per year.

Repayment:       Repayable immediately and without notice upon your failure to pay when due any amount owing hereunder, and repayable 10 days after notice is given to you of any other Event of Default unless you cure such default within such 10 day period.

Scheduled
 Payments:       Unless an Event of Default has occurred which has not been cured within the time allowed to cure such default (if any), you will pay CIBC as follows:

                 Interest only until facility is fully drawn. Repayment to begin no later than October 31, 1998 with a maximum amortization 3 years.


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Pivotal Software Inc.                                             March 18, 1998

                                    SECURITY

Security:           The Credit shall be secured by all security now or hereafter held by CIBC to secure your obligations to us, including without limitation the following security. Any amounts realized on the following security shall be applied first to amounts owing by you to CIBC under Operating Line, Letters of Credits/Guarantees, Foreign Exchange Contracts, Cheque
                    Credits, and second to amounts owing under this Credit:

Security Agreement  All personal property of the business now owned (which
(GSA): includes among other things inventory, equipment and receivables), and all personal property acquired in the future.

Bank Act security:  Security under section 427 of the Bank Act.

Other security:     Acknowledged assignment of fire and other perils insurance on the business assets, with loss payable to CIBC firstly.


                                   COVENANTS

Covenants:          You will ensure that:

                    Quick Ratio: Your Quick Ratio is not at any time less than
                    1.75 : 1, tested quarterly.

                    Debt to Effective Equity Ratio: Your Debt to Effective Equity Ratio does not at any time exceed 1.25 : 1, tested quarterly.

                    Minimum Shareholders' Equity: The Minimum Shareholders' Equity is not at any time less than $6,000,000.

                    Capital Expenditures: Your total capital expenditures for fixed or capital assets in the current fiscal year will not exceed financial plan, without our prior consent. (This amount includes expenditures made by all subsidiaries.)

                    Dividends and Withdrawals: The total of all dividends, shareholder loan repayments and other capital withdrawals in the current fiscal year will not exceed $Nil without our prior consent.

                    Negative Pledge: There is no Lien on any of your present or future assets, and that you do not assign any right to any income, without our prior consent, except for the four exceptions below, namely:


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Pivotal Software Inc.                                            March 18, 1998

                    (a) a Purchase Money Lien;
                    (b) a Lien existing on an asset when it was acquired;
                    (c) a renewal or replacement of a Purchase Money Lien or a
                        Lien referred to in (b) above, so long as the principal amount secured by the Lien does not increase; or
                    (d) a Normal Course Lien.

                              CONDITIONS PRECEDENT

Conditions
Precedent:      Credit "A" is confirmed providing the following
                condition is met:

                1) CIBC receives a budget from the Company which is to detail the proposed market development costs and advertising cost expenditures totalling $2,000,000.

                             DRAW DOWN RESTRICTIONS

Draw Down
Restrictions:   The Borrower, on a monthly basis, must be in compliance with all covenants of this credit, in order to draw down on Credit "A".

                Requests are to be accompanied by a progress report which is to show:

                1) Market development and advertising costs incurred and paid by category as outlined in your budget.

                The report is to be signed by the required authorized officers certifying that all funds have been spent in accordance with the eligible expense categories under the CIBC/WED Information Technology & Telecommunications Loan Program.

                The CIBC shall not contribute to any cost that is not a reasonable and proper cost of the CIBC/WED Information Technology and Telecommunications Loan Program.

                For clarification, eligible expense categories are as follows:

                PRECOMMERCIAL AND COMMERCIAL PRODUCT DEVELOPMENT REQUIREMENTS. Includes those post research and development activities prior to introducing the product into the market providing a market has been established. Costs may involve hiring consultants, packaging costs, label design, testing for product quality and developing marketing strategies.

                MARKET DEVELOPMENT. Is an activity that involves establishing a product in the market place. Costs may involve market studies, accessing shelf space, in-store sampling, advertising, promotional materials and trade shows.

                             REPORTING REQUIREMENTS

Reporting
Requirements:   (1)  Within 30 days of the end of each month, financial
                     statements and sales activity reports for that month, together with a comparison of actual to budget for that period. Material variances from the Company's financial plan/budget, in excess of 10%, shall be accompanied by management comments.

                (2) Within 30 days of the end of each quarter, management statistics for that quarter, and a monthly cash flow projection for the upcoming two quarters.

                (3) Within 120 days of each fiscal year-end, financial statements for that fiscal year on an audited basis.

                (4) 30 days prior to each fiscal year-end, a business plan/forecast for the next fiscal year, including month-by-month projected balance sheets, income statements and cash flow projections.

                                OTHER PROVISIONS

Next Scheduled
Review Date:         October 31, 1998

Standard Credit
Terms:
                     The attached Schedule - Standard Credit Terms forms part of this Agreement.


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Pivotal Software Inc.                                            March 18, 1998

     Please indicate your acceptance of these terms by returning a signed copy of this Agreement. If we do not receive a signed copy by March 27, 1998 then this offer will expire.

                              Yours truly,

                              CANADIAN IMPERIAL BANK OF COMMERCE


                              by: /s/ RODERICK N. CAMPBELL
                                 ------------------------------------------
                              Roderick N. Campbell
                              Director, Knowledge-Based Business
                              Phone no.: (604) 665-1652
                              Fax no.: (604) 665-1144


Acknowledgement:    The undersigned certifies that all information provided to
                    CIBC is true, and acknowledges receipt of a copy of this Agreement (including any Schedules referred to above).

                    Accepted this  24th  day of  March, 1998.
                                  ------        -------


                    PIVOTAL SOFTWARE INC.


                    By:     /s/ N. FRANCIS
                          ----------------------------

                    Name:   N. Francis
                          ----------------------------

                    Title:  President & CEO
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